UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 5, 2011

GENESIS BIOPHARMA, INC.
(Name of small business issuer specified in its charter)

Nevada	000-53127	75-3254381
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

11500 Olympic Blvd., Suite 400
Los Angeles, CA 90064
(Address of principal executive offices)

Not Applicable.
 (former name or former address, if changed since last report)

(866) 963-2220
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 2 amends the Current Reports on Form 8-K and Form 8-K/A of Genesis Biopharma, Inc. filed with the Securities and Exchange Commission on August 11, 2011 and October 13, 2011, respectively (the “Reports”).  The Form 8-K/A of Genesis Biopharma, Inc. included the Cooperative Research and Development Agreement referred to in the initial Form 8-K filed on August 11, 2011, but did not include Annex A thereto.  Annex A was omitted based upon a request for confidential treatment filed with the Securities and Exchange Commission.  The request for confidential treatment has been withdrawn, and the enclosed Cooperative Research and Development Agreement includes Annex A.  The information reported in the Reports is incorporated by reference into this amendment.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.  The following exhibit is included as part of this report.

10.1
Cooperative Research and Development Agreement for Intramural-PHS Clinical Research, dated August 5, 2011, between the U.S. Department of Health and Human Services, as represented by the National Cancer Institute, and Genesis Biopharma, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS BIOPHARMA, INC.

Date: November 28, 2011	By:	/s/ ANTHONY CATALDO
Anthony Cataldo, Chief Executive Officer